UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 3, 2006

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-905	PPL Electric Utilities Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-0959590

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
In connection with its sale of preference stock as described below under Item 8.01, on April 5, 2006, PPL Electric Utilities Corporation (the “Company”) filed with the Department of State of the Commonwealth of Pennsylvania a Statement with Respect to Shares designating the terms of the preference stock.

The Statement with Respect to Shares became effective on April 6, 2006 and is attached as Exhibit 4.1 hereto.

Section 8 - Other Events
Item 8.01 Other Events
On April 3, 2006, the Company entered into an Underwriting Agreement, dated as of April 3, 2006 (the “Underwriting Agreement”), with Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, as representatives of the other several underwriters named therein (collectively, the “Underwriters”), with respect to the offer and sale by the Company and the purchase by the Underwriters, of 10,000,000 depositary shares (the “Depositary Shares”) each representing a 1/4 interest in a share of the Company’s Preference Stock, 6.25% Series (liquidation preference $100.00 per share) (the “Preference Shares”). In connection with the sale of the Depositary Shares, the Company issued 2,500,000 Preference Shares to the depositary. The Underwriting Agreement is attached as Exhibit 1.1, hereto and the Deposit Agreement relating to the issuance of the Depositary Shares is attached as Exhibit 4.2 hereto.

Holders of the Depositary Shares will be entitled to all proportional rights and preferences of the Preference Shares (including dividend, voting, redemption and liquidation rights) exercised through the depositary. Dividends on the Preference Shares will be payable in arrears on January 1, April 1, July 1 and October 1 of each year, when, as, and if declared by the Company’s Board of Directors, beginning on July 1, 2006, at an annual rate of 6.25%, or $1.5625 per Depositary Share per year. Dividends on the Preference Shares are not cumulative.

The Company may not redeem the Preference Shares prior to April 6, 2011. On and after that date, the Company may, at its option, redeem the Preference Shares, in whole at any time or in part from time to time, for $100.00 per Preference Share (equivalent to $25.00 per Depositary Share), plus any declared and unpaid dividends (without accumulation of any undeclared dividends), payable in cash. The Preference Shares have no stated maturity, are not subject to any sinking fund provisions and will remain outstanding indefinitely unless redeemed. The Preference Shares will have no voting rights, except as provided by law.

A portion of the net proceeds of this transaction will be used by the Company to repurchase $200 million of its common stock from its parent, PPL Corporation, and the remainder will be used by the Company for general corporate purposes, including the future repurchase of debt.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits

1.1 -
Underwriting Agreement, dated April 3, 2006 among PPL Electric Utilities Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, as representatives of the other several underwriters named therein.

	3.1 -	PPL Electric Utilities Corporation’s Statement with Respect to Shares regarding Preference Stock, 6.25% Series (see Exhibit 4.1).
	4.1 -	PPL Electric Utilities Corporation’s Statement with Respect to Shares regarding Preference Stock, 6.25% Series.
4.2 -
Deposit Agreement dated April 6, 2006, among PPL Electric Utilities Corporation, Wells Fargo Bank, N.A., as the depositary, and holders from time to time of depositary receipts representing the Depositary Shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL ELECTRIC UTILITIES CORPORATION

By:	/s/ James E. Abel James E. Abel Treasurer

Dated: April 6, 2006